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                                                                  Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of BioTransplant Incorporated on Form S-8 of our report dated February 5, 1996 (except with respect to the matters discussed in Notes 6(a) and 14, as to which the dates are May 6, 1996 and February 13, 1996, respectively) included in the Registration Statement on Form S-1 (File No. 333-2144) of BioTransplant Incorporated and to all references to our Firm included in this Registration Statement.


                                            /s/ Arthur Andersen, LLP

                                            Arthur Andersen, LLP



Boston Massachusetts
October 30, 1996